HAEMONETICS CORPORATION

                          2000 Long-Term Incentive Plan



         1.       Purpose of the Plan.
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        The purpose of the 2000 Long-Term Incentive Plan (the "Plan") of
Haemonetics Corporation (the "Company") is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain competent employees, officers, and directors and to encourage ownership of the Company's stock by employees, officers, and directors of the Company and its present and future subsidiaries upon whose efforts and initiative the growth and success of the Company depends.

         Under the Plan, stock options ("stock options" or "options") may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified options which are not intended to meet the requirements of the Code.

         2.       Stock Subject to the Plan.
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         (a) The maximum number of shares ("shares") of common stock,
$.01 par value, of the Company ("Common Stock") available for stock options granted under the Plan shall be 3,500,000 shares of Common Stock. The maximum number of shares of Common Stock available for grants of incentive stock options under the Plan shall be 3,500,000. The maximum number of shares of Common Stock available for grants shall be subject to adjustment in accordance with Section 5 thereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

         (b) To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, the shares of Common Stock covered by such grants shall again be available for the granting of stock options. Further, if any stock option is exercised through the full or partial payment of shares of Common Stock owned by the optionee, shares equal in number to those tendered by the optionee shall be added to the maximum number of shares available for future grants under this Plan.

         (c) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

       (d) The maximum number of shares of the Company's Common Stock with respect to which an option may be granted under the Plan to any employee in any one fiscal year of the Company shall not exceed 500,000 shares (in the aggregate for all such options taken together), subject to adjustment in accordance with Section 5.

         3.       Administration of the Plan.
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         The Plan shall be administered by a committee (the "Committee")
consisting of two or more members of the Company's Board of Directors. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The Committee shall have the full and exclusive authority to interpret the Plan and to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. The decision of the Committee as to all questions pertaining to the Plan shall be final, binding and conclusive on all persons. No Committee member shall be liable for any action or determination made in good faith.

         4.       Options.
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         (a) Options granted pursuant to the Plan shall be authorized by action of the Committee and may be designated as either incentive stock options meeting the requirements of the Code or non-qualified options which are not intended to meet the requirements of the Code, the designation to be in the sole discretion of the Committee. Options designated as incentive stock options that do not continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically without further action by the Committee on the date such failure to continue to meet the requirements of
Section 422 of the Code occurs.

         (b) Options designated as incentive stock options may be granted only to employees and officers of the Company or of any "subsidiary corporation" as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Options designated as non-qualified options may be granted to employees, officers, and directors of the Company or of any of its subsidiaries. In determining a person's eligibility to be granted an option, the Committee shall take into account the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         (c) No option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary corporation if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary corporation, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of subparagraph (e) below shall apply.

         (d) Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan (including pre-established performance objectives and forfeiture of option gain for competition with the Company) as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an optionee.

         (e) The option price or prices of shares of the Company's Common Stock for non-qualified and incentive stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee. Except for adjustments pursuant to Section 5(a) (relating to the adjustment of shares), the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price.

         (f) An option granted under the Plan may provide in the Agreement for the payment of the exercise price by (1) delivery of cash or a check payable to the order of the Company in an amount equal to the exercise price of such option, (2) delivery of certificates of shares of Common Stock of the Company owned by the optionee and acceptable to the Committee having a fair market value equal in amount to the exercise price of the option being exercised, or attestation of beneficial ownership of such shares, (3) authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remitting to the Company a sufficient portion of the sales proceeds to pay the exercise price,
(4) using the proceeds of a recourse loan from the Company to pay the exercise price, or (5) any combination thereof. The fair market value of any shares of the Company's Common Stock which may be delivered (actually or by attestation) upon exercise of an option shall be determined by the Committee.

         (g) To the extent that the right to purchase shares under an option has accrued and is in effect, an option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (f) above.

         (h) Each option granted under the Plan shall, subject to Section
5 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

         (i) Except as provided in the Agreement, the right of any opyionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

         5.       Recapitalizations, Reorganizations, and Other Adjustments.
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         (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, spin-off, distribution of assets, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan (including the share limits of Sections 2(a) and 2(d)), and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (1) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, or (2) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 4(e) hereof. The Committee may provide in any Agreement that the vesting of any option shall automatically accelerate in full or in part upon such a sale, conveyance, Change in Control, or other similar event. The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty five percent (35%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty five percent (35%) or more of the Company's Common Stock outstanding.

         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

         (d) In the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other similar transaction, to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the outstanding options, or substitution of new options for the outstanding option, in conformity with the provisions of such
Section 424(a) of the Code and the Regulations thereunder, and any such action shall not reduce the number of shares otherwise available for issuance under the Plan.

         (e) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such number shall be adjusted to the nearest smaller whole number of shares.

         6.       No Special Employment Rights.
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         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.
         7.       Withholding.
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         As a condition of the exercise of any option granted under the Plan and the delivery of any shares, the option holder and any permitted transferees or beneficiaries shall make such arrangements as the Committee may require for the satisfaction of all applicable tax withholding obligations. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the minimum amount of tax required to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

         8.       Restrictions on Issue of Shares.
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         (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery or distribution of any shares under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         9.       Approval of Stockholders.
                  -----------------------
         The Plan shall be subject to approval by a vote of Company stockholders within twelve (12) months after the adoption of the Plan by the Board of Directors of the Company and shall take effect as of the date of adoption by the Board upon such stockholder approval. The Committee may grant options under the Plan prior to such approval, but any such option shall be conditioned on such approval and, accordingly, no such option may be exercisable prior to such approval.

         10.      Termination and Amendment.
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         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 10, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 9, make any change in the Plan which
(i) requires stockholder approval under applicable law or regulations, (ii) increases the number of shares available for stock options, (iii) expands the class of participants eligible to receive stock option grants under the Plan, or
(iv) materially increases benefits available under the Plan by expanding the types of permissible awards (such as by authorizing the grant of stock awards or stock appreciation rights). The Committee may terminate, amend, or modify any outstanding option without the consent of the option holder, provided however, that, except as provided in Section 5, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

         11.      Limitation of Rights in the Option Shares.
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         An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

         12.      Notices.
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         Any communication or notice required or permitted to be given under the
Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: General Counsel, and, if to an optionee, to the address as appearing on the records of the Company.

         13.      Governing Law.
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         The Plan and all determinations made and actions taken with respect thereto shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of law rules.

         Approved by the Stockholders:  December 14, 2000